Exhibit 99.1

Form 3 Joint Filer Information

Name:	MI7 Sponsor, LLC
Address:	200 Park Ave. 58th Floor New York, NY 10166
Date of Event Requiring Statement:	05/27/25

Name:	CC MI7 SPV, LLC
Address:	200 Park Ave. 58th Floor New York, NY 10166
Date of Event Requiring Statement:	05/27/25

Name:	CC Capital Ventures, LLC
Address:	200 Park Ave. 58th Floor New York, NY 10166
Date of Event Requiring Statement:	05/27/25

Name:	CC Capital SP, LP
Address:	200 Park Ave. 58th Floor New York, NY 10166
Date of Event Requiring Statement:	05/27/25

Name:	CC Capital GP, LLC
Address:	200 Park Ave. 58th Floor New York, NY 10166
Date of Event Requiring Statement:	05/27/25